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        KPMG LLP                               Telephone         412 391 9710
        Suite 2500                             Fax               412 391 8963
        One Mellon Center                      Internet          www.us.kpmg.com
        Pittsburgh, PA 15219-2598                                ---------------



            Consent of Independent Registered Public Accounting Firm



The Board of Directors
Fidelity Bancorp, Inc.:



         We consent to the use of our report dated November 8, 2002, with respect to the consolidated statements of income, stockholders' equity, and cash flows for Fidelity Bancorp, Inc. and subsidiaries for the year ended September 30, 2002, incorporated herein by reference.






                                                     /S/KPMG LLP
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                                                     KPMG LLP






Pittsburgh, Pennsylvania
March 3, 2005